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                [New England Life Insurance Company Letterhead]

                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 18 to Registration Statement on Form N-4 for New England Variable Annuity Separate Account for American Growth Series issued through New England Life Insurance Company (No. 033-85442).

/s/ MARIE C. SWIFT
Marie C. Swift
Vice President and Counsel
New England Life Insurance Company
Boston, Massachusetts
April 26, 2005